Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 2010, relating to the consolidated financial statements of Osmetech plc, and subsidiaries appearing in the Prospectus dated June 1, 2010, filed pursuant to Rule 424(b) of the Securities Act of 1933, which is part of GenMark Diagnostics Inc.’s Registration Statement on Form S-1/A.

/s/ Deloitte LLP

St. Albans, United Kingdom
August 17, 2010